EXHIBIT 10.2

EXHIBIT A

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF OR IN CONNECTION HEREWITH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

CGSI AEQUITAS BRIDGE PROMISSORY NOTE

$500,000	September 29, 2008

FOR VALUE RECEIVED, Capital Growth Systems, Inc., a Florida corporation (the “Company” or “Borrower hereby promise to pay to the order of Aequitas Catalyst Fund, LLC -Series B (“Lender”), the principal sum of Five Hundred Thousand Dollars ($500,000), together with interest thereon from the date of this Promissory Note (the “Note”). Simple interest shall accrue on the principal balance of this Note at five percent (5%) per annum. The principal and accrued interest shall be due only upon an Event of Default (as defined in that certain CGSI Aequitas Bridge Note Purchase Agreement of even date herewith, by and between the Company and Lender (the “Purchase Agreement”)). Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

1. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. Prepayment may be made in whole or part without penalty, and the Company shall fund prepayments as provided for in the Purchase Agreement. In connection with the delivery, acceptance, performance or enforcement of this Note, the Company hereby waives demand, notice, presentment, protest, notice of dishonor and other notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. The Company agrees to pay all amounts under this Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived.

2. No Security Interest. This Note is unsecured.

3. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

4. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of Lender and Lender may not, without the written consent of the Company (which shall not be unreasonably withheld), assign all or any portion of this Note to any person or entity. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee, who agrees in writing in form satisfactory to Lender to be bound by the terms of the Purchase Agreement. Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other lenders.

5. Officers and Directors not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

6. Expenses. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note (“Costs”) in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise. The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

7. Governing Law. This Note shall be governed by and construed under the laws of the State of Illinois as applied to other instruments made by Illinois residents to be performed entirely within the State of Illinois. Any dispute with respect to this Note shall be litigated in the state or federal courts situated in Cook County, Illinois.

8. Approval. The Company hereby represents that it has approved the execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

9. Conversion.

9.1 Subsequent Financing. If a Subsequent Financing has occurred on or before the Outside Date, then immediately upon completion of the Subsequent Financing, this Note and the entire principal amount hereof shall automatically, without any further action on the part of Lender or the Company, convert into a Subsequent Debenture having a principal amount of $500,000; provided, that any interest accrued on this Note prior to the Subsequent Financing shall be added to the principal amount of the Subsequent Debenture or paid at the Company’s option, and the Company shall be authorized to replace the Note with the form of Subsequent Debenture called for in the Purchase Agreement.

9.2 No Subsequent Financing. If a Subsequent Financing has not occurred by the Outside Date, then on the day immediately following the Outside Date, this Note and the entire principal amount hereof shall automatically, without any further action on the part of Lender or the Company, convert into a New Unsecured Debenture having a principal amount of $500,000; provided, that any interest accrued on this Note prior to the Outside Date shall be added to the principal amount of the New Unsecured Debenture or paid at the Company’s option, and the Company shall be authorized to replace this Note with the form of New Unsecured Debenture called for in the Purchase Agreement.

9.3 Effect of Conversion. Upon a conversion of this Note, the Company shall be forever released from all of its obligations and liabilities under this Note related to the converted principal amount. Effective as of the conversion, upon delivery of the New Unsecured Debenture or Subsequent Debenture evidencing the conversion, this Note shall thereafter only evidence the obligation to pay all interest accrued through the date of conversion.

IN WITNESS WHEREOF, THE COMPANY has executed this Note on the day and year first above written.

Capital Growth Systems, Inc..

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